Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Global Partners Income Fund Inc.

We consent to the use of our report dated October 19, 2015 with respect to the financial statements of Western Asset Global Partners Income Fund Inc., as of August 31, 2015, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

June 3, 2016